                               EXHIBIT 2

                             REVISED TABLE

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION VALUES


                             Shares                         Number of Securities
                           Acquired                       Underlying Unexercised     Value of Unexercised In-the-
                                 on           Value            Options at FY-End       Money Options at FY-End(1)
Name                       Exercise        Realized    Exercisable/Unexercisable        Exercisable/Unexercisable
----                       --------        --------    -------------------------     ----------------------------
Russell Goldsmith                 0               0        489,491/398,333(2)           $11,299,727/$3,593,122

Bram Goldsmith                    0               0             $0/$0                            $0/$0

George H. Benter, Jr.        45,657      $1,305,053        182,108/132,500(3)            $5,744,176/$1,955,937

Frank P. Pekny               40,862      $1,174,773        110,148/124,995(4)            $3,346,120/$1,728,911

Richard H. Sheehan, Jr.       4,000        $107,750         12,085/16,875(5)               $352,718/$236,206

----------------

1. Based upon fair market value of $41.625 per share, the closing price on the New York Stock Exchange of the Corporation's common stock on December 31, 1998.

2. Stock options under the 1995 Omnibus Plan, with exercise prices ranging from $13.75 to $37.50. In addition, Mr. Goldsmith holds Director Stock Options under the 1985 Stock Option Plan to purchase 324 shares at $1.00 per share, which were awarded prior to his becoming an employee of the Corporation.

3. Stock options under 1985 Stock Option Plan and 1995 Omnibus Plan, with exercise prices ranging from $6.43 to $37.50 per share.

4. Stock options under 1985 Stock Option Plan and 1995 Omnibus Plan, with exercise prices ranging from $6.31 to $37.50 per share.

5. Stock options under 1985 Stock Option Plan and 1995 Omnibus Plan, with exercise prices ranging from $8.50 to $37.50 per share.